UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2009 (June 12, 2009)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 12, 2009, Rite Aid Corporation ("Rite Aid") completed its previously announced offering (the "Offering") of $410 million aggregate principal amount of its 9.750% senior secured notes due June 2016 (the "Notes") to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the "Securities Act").  The Notes are unsecured, unsubordinated obligations of Rite Aid and are guaranteed by the same subsidiaries (the "Subsidiary Guarantors") that guarantee Rite Aid's obligations under its senior secured credit facility and Rite Aid's outstanding 10.375% senior secured notes due 2016, 7.5% senior secured notes due 2017, 8.625% senior notes due 2015, 9.375% senior notes due 2015 and 9.5% senior notes due 2017 and that will guarantee Rite Aid's obligations under its anticipated $1.0 billion senior secured revolving credit facility due September 2012 (the "New Revolver").  The guarantees of the Notes are secured on a senior lien basis, pari passu with the secured guarantees of Rite Aid's senior secured credit facility.  Rite Aid used the net proceeds of the Offering to repay a portion of the amounts outstanding under Rite Aid's existing revolving credit facility, with a corresponding reduction in commitment.

Registration Rights Agreement

On June 12, 2009 (the "Closing Date"), the Company entered into a registration rights agreement relating to the Notes, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as the initial purchasers (the "Initial Purchasers") of the Notes (the "Registration Rights Agreement").  The Registration Rights Agreement requires Rite Aid and the Subsidiary Guarantors, at their cost, to among other things: (i) file a registration statement with respect to the Notes within 150 days after the Closing Date to be used in connection with the exchange of the Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes); (ii) use their commercially reasonable efforts to cause the applicable registration statement to become effective under the Securities Act within 210 days after the Closing Date; and (iii) use their commercially reasonable efforts to effect an exchange offer of the Notes and the related guarantees for registered notes and related guarantees within 270 days after the Closing Date.  In addition, under certain circumstances, Rite Aid and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the Notes.

If: (i) Rite Aid and the Subsidiary Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness; (iii) Rite Aid and the Subsidiary Guarantors fail to consummate the exchange offer within 270 days after the Closing Date; (iv) a shelf registration statement, if required, has not been filed on or prior to the 30th day after Rite Aid's obligation to file a shelf registration statement arises; (v) any required registration statement is filed and declared effective but thereafter ceases to be effective during the applicable period (subject to certain exceptions) (each such event referred to in clauses (i) through (v) above, a "Registration Default"), then Rite Aid will be obligated to pay additional interest to each holder of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum on the principal amount of the Notes that are subject to transfer restrictions.  Following the cure of the Registration Default, the accrual of additional interest will cease.  A Registration Default referred to in (v) above will be deemed not to have occurred and be continuing in relation to a shelf registration statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to such shelf registration statement and for such time as is reasonably necessary to incorporate Rite Aid's annual audited financial information, quarterly financial information or other required information where such post-effective amendment is not yet effective and needs to be declared effective to permit holders of the Notes to use the related prospectus and Rite Aid is using its commercially reasonable efforts to have such post-effective amendment declared effective.  A copy of the Registration Rights Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Senior Lien Intercreditor Agreement

In connection with the Offering, Rite Aid entered into a senior lien intercreditor agreement (the "Senior Intercreditor Agreement"), dated as of the Closing Date, among Rite Aid, the Subsidiary Guarantors, the senior collateral agent for holders of Rite Aid's senior lien indebtedness (the "Senior Collateral Agent"), the senior collateral agent under Rite Aid's senior secured credit facility, as authorized representative under the senior secured credit facility, and The Bank of New York Mellon Trust Company, N.A., as the authorized representative for the Notes.  Under the Senior Intercreditor Agreement, the authorized representative of the lenders under Rite Aid's senior secured credit facility has the right to instruct the Senior Collateral Agent to take actions with respect to the shared collateral until the termination of Rite Aid's senior loan obligations under its senior secured credit facility, even though all holders of senior obligations are pari passu and will share equally and ratably in any proceeds of the shared collateral.  After the termination of Rite Aid's senior secured credit facility, the authorized representative of whichever series of senior obligations constitutes the largest outstanding principal amount of any then outstanding series of senior obligations with respect to the shared collateral will have the right to instruct the Senior Collateral Agent to take actions with respect to the shared collateral.  Nothing contained in the Senior Intercreditor Agreement will affect the equal nature of the senior lien or the priority of Rite Aid's second priority indebtedness as set forth in its existing collateral trust and intercreditor agreement or any other rights of or obligations owed to a second priority debt party (in its capacity as such) contained in such existing collateral trust and intercreditor agreement or otherwise.  A copy of the Senior Lien Intercreditor Agreement is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

The Initial Purchasers and their affiliates have performed investment banking, commercial banking and advisory services for Rite Aid from time to time for which they have received customary fees and expenses. Citigroup Global Markets Inc. acted and is acting as joint lead arranger and joint book-runner, and an affiliate of Citigroup Global Markets Inc. is the administrative agent and collateral agent, under Rite Aid's senior secured credit facility,

Tranche 4 Term Loan and the anticipated New Revolver.  Banc of America Securities LLC acted and is acting as joint lead arranger, and joint book-runner and an affiliate of Banc of America Securities LLC is the syndication agent, under Rite Aid's senior secured credit facility, Tranche 4 Term Loan and the anticipated New Revolver.  Wachovia Capital Markets, LLC is acting as joint lead arranger and joint book-runner and an affiliate of Wachovia Capital Markets, LLC is acting as co-documentation agent under Rite Aid's Tranche 4 Term Loan and the anticipated New Revolver. Affiliates of the Initial Purchasers are lenders under Rite Aid's senior secured credit facility, Tranche 4 Term Loan and the anticipated New Revolver. In connection with these roles, the Initial Purchasers and their respective affiliates each received, and will receive, customary fees.  Affiliates of one or more of the Initial Purchasers are lenders under Rite Aid's existing revolving credit facility being repaid in connection with the Offering and the anticipated New Revolver.

See the disclosure in Item 2.03 below for disclosure regarding the Indenture (as defined below).  Such disclosure is incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes set forth in Item 1.01 above is incorporated herein by reference.

The Notes were issued pursuant to an indenture, dated as of June 12, 2009, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Subsidiary Guarantors (the "Indenture").  At any time and from time to time, prior to June 12, 2012, Rite Aid may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 109.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 prior days notice.  Prior to June 12, 2013, Rite Aid may redeem some or all of the Notes by paying a "make-whole" premium based on U.S. Treasury Rates.  On or after June 12, 2013, and on or after June 12 of the relevant year listed below, Rite Aid may redeem some or all of the Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2013 at a redemption price of 104.875%; 2014 at a redemption price of 102.438% and thereafter at a redemption price of 100%.

Each of the following constitutes an event of default under the Indenture: (1) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, the Notes when the same becomes due and payable at its stated

maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (3) failure to comply with the covenant described under "—Merger, Consolidation and Sale of Property" in the Indenture; (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to Rite Aid; (5) a default under any debt of Rite Aid or any restricted subsidiary that results in acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35.0 million or its foreign currency equivalent at the time; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $35.0 million (or its foreign currency equivalent at the time) that shall be rendered against Rite Aid or any restricted subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;  (7) certain events involving bankruptcy, insolvency or reorganization of  Rite Aid or any significant subsidiary; (8) any subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (subject to certain exceptions) and such default continues for 20 days after notice to Rite Aid, or any subsidiary guarantor that is a significant subsidiary denies or disaffirms its obligations under the Notes and (9) the material impairment of the security interests under certain of Rite Aid's agreements governing its senior lien indebtedness for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of such agreements and the Indenture or any security interest created thereunder shall be declared invalid or unenforceable or Rite Aid or any of its subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.  A default under clauses (4), (8) or (9) is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify Rite Aid of the default and Rite Aid does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

Rite Aid is not required to make mandatory sinking fund payments with respect to the Notes.

Upon a change of control, as defined in the Indenture, Rite Aid is required to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The covenants in the Indenture limit the ability of Rite Aid and certain of its subsidiaries to, among other things: (1) incur additional debt; (2) pay dividends or make other restricted payments; (3) purchase, redeem or retire capital stock or subordinated debt; (4) make asset sales; (5) enter into transactions with affiliates; (6) incur liens; (7) enter into sale leaseback transactions; (8) provide subsidiary guarantees; (9) make investments; and (10) merge or consolidate with any other person.  A copy of the Indenture is filed hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
4.1	Indenture, dated as of June 12, 2009, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 9.750% Notes due 2016 (included in Exhibit 4.1).
10.1
Registration Rights Agreement relating to the Notes, dated June 12, 2009, among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, and Wachovia Capital Markets, LLC as the Initial Purchasers of the Notes.

10.2
Senior Lien Intercreditor Agreement dated as of June 12, 2009, among Rite Aid Corporation, the Subsidiary Guarantors named therein, Citicorp North America, Inc., as senior collateral agent for the Senior Secured Parties (as defined therein), Citicorp North America, Inc., as senior representative for the Senior Loan Secured Parties ( as defined therein), The Bank of New York Mellon Trust Company, N.A., as Senior Representative (as defined therein) for the Initial Additional Senior Debt Parties (as defined therein), and each additional Senior Representative from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 16, 2009	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Number	Description
4.1	Indenture, dated as of June 12, 2009, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 9.750% Notes due 2016 (included in Exhibit 4.1).
10.1
Registration Rights Agreement relating to the Notes, dated June 12, 2009, among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, and Wachovia Capital Markets, LLC as the Initial Purchasers of the Notes.

10.2
Senior Lien Intercreditor Agreement dated as of June 12, 2009, among Rite Aid Corporation, the Subsidiary Guarantors named therein, Citicorp North America, Inc., as senior collateral agent for the Senior Secured Parties (as defined therein), Citicorp North America, Inc., as senior representative for the Senior Loan Secured Parties ( as defined therein), The Bank of New York Mellon Trust Company, N.A., as Senior Representative (as defined therein) for the Initial Additional Senior Debt Parties (as defined therein), and each additional Senior Representative from time to time party thereto.